                                                                    EXHIBIT 23.1



                                     CONSENT

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 12, 1998 appearing on page 36 of Hanover Compressor Company's Annual Report on Form 10-K for the year ended December 31, 1997.


/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP

Houston, Texas
October 19, 1998